                                                                   EXHIBIT (10F)

                                 FIRST AMENDMENT
                                     TO THE
                       ROCHESTER & PITTSBURGH COAL COMPANY
                       401(K) SAVINGS AND RETIREMENT PLAN

    WHEREAS, Rochester & Pittsburgh Coal Company, a Pennsylvania corporation (hereinafter called the "Company"), has adopted and maintains the Rochester & Pittsburgh Coal Company 401(k) Savings and Retirement Plan (hereinafter called the "Savings Plan"); and

    WHEREAS, in paragraph 13.2 of the Savings Plan, the Company has retained the right to amend the Savings Plan; and

    WHEREAS, the Company now desires to amend the Savings Plan in order to have certain provisions comply with the requirements of Sections 401(a)(4), 401(a)(17), 401(k), 401(m), 411, 415, 416 and 417 of the Internal Revenue Code
of 1986, as amended;

    NOW THEREFORE, the Savings Plan is hereby amended as follows:

    1. The last sentence of paragraph 2.30 is hereby deleted and replaced by the following:

    "Salary in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code section 415(d). In applying this limitation, the family group of a Highly Compensated Employee, as defined in paragraph 4.1.2 hereof, who is subject to the family member aggregation rules of Code Section 414(q)(6) because such Participant is either a 'five percent owner' of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest Total Compensation during the year, shall be treated as a single Participant, except that for this purpose family members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected family members in proportion to each such family member's Salary prior to the application of this limitation."

    2. The following three sentences are hereby inserted after the second sentence of subparagraph 4.1.2(a):

    "The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. For the purpose of determining the number of officers, employees (1) with less than six (6) months of service; (2) who normally work less than 17 1/2 hours per week; (3) who normally work less than six (6) months during a year; and (4) who have not yet attained age 21 shall be excluded, but such employees shall still be considered for the purpose of identifying the particular employees who are officers. If the Employer does not have at least one officer whose Total Compensation is in excess of 50% of the Code Section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee."

    3. Paragraph 4.1.4 is hereby amended by the addition of paragraph 4.1.4.1 which shall read as follows:

    "4.1.4.1 Special Rules. The following special rules shall apply to the calculation of the ADP:

       (1) The ADP for any HCE who is eligible to have salary deferral contributions allocated to his or her accounts under two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if the total of such salary deferral contribution amounts was made under each plan. If an HCE participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

       (2) In the event that this Plan satisfies the requirements of Code Sections 401(a)(4) and 410(b) (other than Section 410(b)(2)(A)(ii)) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, than this paragraph 4.1 shall be applied by determining the ADP of employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if the have the same plan year and only if they satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

       (3) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury."

    4. Paragraph 4.6 is hereby amended by the addition of paragraph 4.6.4 which shall read as follows:

       "4.6.4 Multiple Use. If one or more HCEs participate in both a CODA and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those HCEs subject to either or both tests exceeds the Aggregate Limit, then the ACP of those HCEs who also participate in a CODA will be reduced (beginning with such HCE whose ACP is the highest) so that the limit is not exceeded. The amount by which each HCE's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the HCEs are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the HCEs does not exceed 1.25 multiplied by the ADP and ACP of the NHCEs."

    5. Subparagraph 4.7.2(c) is hereby amended to read as follows:

       "(c) The determination and correction of Excess Contributions of an HCE whose ADP under Code Section 401(k)(3) is determined under the family aggregation rules shall be made pursuant to the applicable procedures set forth under Treasury Reg. Section 1.401(k)-1(f)(5)(ii), which are incorporated herein by this reference."

    6. The second and third sentences of paragraph 4.7.3 are hereby amended to read as follows:

       "To determine the amount of the Excess Aggregate Contribution for each HCE, the 'leveling method' set forth in Treasury Reg. Section Section 1.401(m)-1(e)(2) and (3) shall be used and is incorporated herein by this reference. If an HCE's ACP was determined under the family aggregation rules, the determination and correction of Excess Aggregate Contributions shall be made under the appropriate procedures set forth in Treasury Reg.
       Section 1.401(m)- 1(e)(2)(iii), which are incorporated herein by this reference."

    7. Paragraph 4.8.2 is hereby amended by the addition of the following sentence at the end thereof:

       "'Lesser' is substituted for 'greater' in '(i)', above, and 'greater' is substituted for 'lesser' after 'two plus the' in '(ii)', above, if it would result in a larger Aggregate Limit."

    8. Paragraphs 4.8.13 and 4.8.14 are hereby amended to read as follows:

       "4.8.13 'Qualified Matching Contributions' shall mean Employer Matching Contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made, other than those applicable to hardship distributions pursuant to Code Section
    401(k)(3)(B)(i)(IV)."

       "4.8.14 'Qualified Non-Elective Contributions' shall mean contributions (other than Employer Matching Contributions, Qualified Matching Contributions or other Employer Contributions) made by the Employer and allocated to the Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Pre-Tax Contributions and Qualified Matching Contributions, other than those applicable to hardship distributions pursuant to Code Section 401(k)(2)(B)(i)(IV)."

    9. Paragraph 7.3 is hereby amended to read as follows:

       "7.3 Consent Requirement. Notwithstanding the provisions of paragraph 7.2 hereof, if the vested balance credited to a Participant's Account is to be distributed to him or her, and if such balance has ever exceeded $3,500, no portion of the Participant's Account shall be distributed to the Participant, until he or she attains Normal Retirement Age, unless the Participant consents to receive an earlier distribution."

    10. The first sentence of subparagraph 15.1(d)(2) is hereby amended to read as follows:

       "One of the ten Employees of the Employer or an Affiliated Company owning (or considered as owning under the attribution rules set forth in Section 318 of the Code and the regulations thereunder) the largest interests in the Employer and all Affiliated Companies on an aggregate basis, provided that each such interest must be more than 1/2%."

    11. The provisions of this First Amendment shall be effective as of April 1, 1990.

    TO RECORD the adoption of this First Amendment, the Company caused its authorized officers to affix its corporate name and seal hereto on this 16th day of December 1992.

Attest:                                    ROCHESTER & PITTSBURGH COAL COMPANY


/s/ JOYCE E. MILLER                        BY: /s/ GEORGE M. EVANS
- -------------------                            -------------------------------
      Secretary                            Title:  Vice President & Treasurer

                                SECOND AMENDMENT
                                     TO THE
                       ROCHESTER & PITTSBURGH COAL COMPANY
                       401(k) SAVINGS AND RETIREMENT PLAN

    WHEREAS, Rochester & Pittsburgh Coal Company, a Pennsylvania corporation (hereinafter called the "Company"), maintains the Rochester & Pittsburgh Coal Company 401(k) Savings and Retirement Plan (hereinafter called the "Savings Plan"); and

    WHEREAS, paragraph 13.2 of the Savings Plan provides that the Company may amend the Savings Plan at any time and the Company desires to do so in order to lower the maximum compensation used for determining contributions and to provide for eligible rollover distributions, all as required by the Omnibus Budget Reconciliation Act of 1993 and the Unemployment Compensation Amendments of 1992, respectively;

    NOW THEREFORE, the Savings Plan is hereby amended as follows:

    1. Paragraph 2.30 is hereby amended to read as follows:

    "2.30 'Salary' shall mean the wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62.2(c) of the Income Tax Regulations) and excluding the following:

       (a) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation;

       (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

       (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

       (d) Other amounts which received special tax benefits.

Salary shall include only that compensation which is actually paid to the Participant during the determination period. For this purpose, the determination period shall be the Plan Year.

    For Plan Years beginning on or after January 1, 1989, and before January 1, 1994, the Salary of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000. This limitation shall be adjusted at the same time and in the same manner as under Section 415(d) of the code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year.

    For Plan Years beginning on or after January 1, 1994, the Salary of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Section 401(A)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

    If a determination period consists of fewer than 12 months the annual compensation limit shall be an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

    In determining the Salary of a Participant for purposes of applying the annual compensation limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family", shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the adjusted annual compensation limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Salary as determined under this paragraph prior to the application of this limitation."

    2. Article VII is hereby amended by the addition of paragraph 7.11 thereto which shall read as follows:

       "7.11 Direct Rollover of Plan Distribution. Effective for Plan Years beginning after December 31, 1992 and notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee's election under this paragraph 7.11, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

       7.11.1 Definitions. For purposes of this paragraph 7.11, the following definitions shall apply:

              (1) Eligible rollover distribution means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

              (2) Eligible retirement plan means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              (3) Distributee means an Eligible Employee or former Eligible Employee. In addition, the Eligible Employee's or former Eligible Employee's surviving Spouse and the Eligible Employee's or former Eligible Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interests of the Spouse or former Spouse.

              (4) Direct rollover means a payment by the Plan to the eligible retirement plan specified by the distributee.

       7.11.2 Waiver of Notice Period. Notwithstanding any provision of Section 1.411(a)-11(c) of the Income Tax Regulations to the contrary, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

              (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

              (2) the Participant, after receiving the notice, affirmatively elects a distribution."

    3. Paragraph 1 of this Second Amendment shall be effective as of January 1, 1994. Paragraph 2 shall be effective as of January 1, 1993.

   TO RECORD the adoption of this Second Amendment, the Company has caused its authorized officers to execute this amendment as of the 15th day of December, 1994.

Attest:                                ROCHESTER & PITTSBURGH COAL COMPANY


/s/ JOYCE E. MILLER                    By: /s/ GEORGE M. EVANS
- -------------------                        -------------------------------
      Secretary                        Title:  Vice President & Treasurer

                                THIRD AMENDMENT
                                     TO THE
                       ROCHESTER & PITTSBURGH COAL COMPANY
                       401(k) SAVINGS AND RETIREMENT PLAN

    WHEREAS, Rochester & Pittsburgh Coal Company, a Pennsylvania corporation (hereinafter called the "Company"), maintains the Rochester & Pittsburgh Coal Company 401(k) Savings and Retirement Plan (hereinafter called the "Savings Plan"); and

    WHEREAS, paragraph 13.2 of the Savings Plan provides that the Company may amend the Savings Plan at any time and the Company desires to do so in order to implement the daily valuation of plan assets, to change various administrative provisions affected by such daily valuation, and to revise certain provisions concerning the top-heavy plan requirements and the amendment procedures;

    NOW THEREFORE, the Savings Plan is hereby amended to read as follows:

    1. Paragraph 2.2 is hereby amended to read as follows:

       "2.2 'Appropriate Form' shall mean (i) the form or forms, as provided by the Plan Administrator for any specific occurrence, which must be filed with the appropriate party within the period of time specified thereon or in this Plan or (ii) an authorized telephonic communication as to which a written confirmation will be provided to the Participant."

    2. Paragraph 2.35 is hereby amended to read as follows:

       "2.35 'Valuation Date' shall mean each day on which the New York Stock Exchange is open for business."

    3. The last sentence of paragraph 4.4 is hereby amended to read as follows:

       "Employer Matching Contributions shall be allocated to the Account of each 401(k) Participant who has made a Pre-Tax Contribution and shall be paid to the Trust Fund monthly with respect to Pre-Tax Contributions made during each calendar month."

    4. The first sentence of subparagraph 4.7.1(b) is hereby amended to read as follows:

       "The Excess Elective Deferrals to be distributed to a Participant with respect to a taxable year is the amount specified by the Participant (not to exceed the Pre-Tax Contribution made to the Plan for the taxable year) plus allocable income or minus allocable loss attributable to such amount, provided that the distributed Excess Elective Deferrals shall not include any income or loss for the 'gap period', which is the period between the end of the Participant's taxable year and the date of distribution of the Excess Elective Deferral."

    5. Subparagraph 4.7.1(c) is hereby deleted in its entirety.

    6. The last sentence in the flush language of subparagraph 4.7.2 is hereby amended to read as follows:

       "Excess Contributions, as adjusted for the income or loss allocable thereto, shall be distributed to HCEs within twelve months after the close of the Plan Year in which the Excess Contributions arose, provided that the distributed Excess Contributions shall not include any income or loss for the 'gap period', which is the period from the end of the Participant's taxable year and the date of distribution of the Excess Contribution, and further provided that if such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which the excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts."

    7. Subparagraph 4.7.2(a) is hereby amended to read as follows:

       "(a) The income or loss allocable to an Excess Contribution shall be the income or loss allocable to the portion of the Participant's Account to which Elective Deferrals are credited (and, if applicable, the Qualified Non-Elective Contribution account or the Qualified Matching Contribution account or both) for the Plan Year multiplied by a fraction the numerator of which is the Excess Contribution on behalf of the Participant for the year and the denominator of which is the then balance in the Participant's Account attributable to Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year."

    8. Subparagraph 4.7.3(a) is hereby amended to read as follows:

       "(a) Excess Aggregate Contributions shall be adjusted for any income or loss attributable thereto, provided that the distributed Excess Aggregate Contributions shall not include any income or loss for the 'gap period', which is the period between the end of the Participant's taxable year and the date of distribution of the Excess Aggregate Contributions. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant's employee contribution account, if any, Employer Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, the portion of the Account to which Qualified Non-Elective Contributions and Elective Deferrals are credited for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year."

    9. Subparagraph 4.11.1(a), (b) and (c) are hereby amended to read as follows:

       "(a) At the time an Employee becomes eligible for the Plan, he or she shall complete an Appropriate Form stating the percentage of his or her contributions, as to which investment direction is allowed, to be invested in the available investment funds. Allocations to an investment fund shall be in such percentage of a contribution amount as shall be designated from time to time by the Plan Administrator.

       (b) A Participant may change his or her election with respect to future contributions by filing an Appropriate Form at such intervals as may be designated from time to time by the Plan Administrator.

       (c) A Participant may elect to transfer all or part of his or her balance in one investment fund to another by filing an Appropriate Form with the Plan Administrator at such intervals as may be designated from time to time by the Plan Administrator. Any such transfer shall be made in such percentage multiples as shall be designated from time to time by the Plan Administrator. Four such transfers shall be allowed during each Plan year without cost. Each transfer in excess of four during a Plan Year shall be subject to an additional charge which shall be determined from time to time by the Plan Administrator."

    10. Paragraph 6.2 is hereby amended to read as follows:

        "6.2 Investment Earnings. To determine the value of the Participants' Accounts, the net assets of the Trust Fund shall be revalued on each Valuation Date at their then current market value, before crediting any contributions then due, and the Accounts of the Participants shall be adjusted to reflect any change in the value of such net assets which shall result either from net earnings of the Trust Fund or from the increase or decrease in the market value of such assets. Following such revaluation, any unallocated contributions shall be credited to the Accounts of the Participants for whom they have been made."

    11. Paragraph 8.5 is hereby amended by the addition of subparagraph (c) at the end thereof which shall read as follows:

        "(c) Each approved loan may be made on any Valuation Date on which the limitation set forth in paragraph 8.6 is satisfied.:

    12. The last sentence of subparagraph 8.8(b) is hereby amended to read as follows:

        "Each note shall also specify the interest rate, which shall be determined by the Plan Administrator and which shall be at least one percent (1%) over the prime rate in effect at Pittsburgh National Bank on the first day of the month immediately preceding the date on which the loan is made."

    13. The third sentence of paragraph 9.2 is hereby amended to read as follows:

        "The nonvested portion of such Account, if any, shall be forfeited on the same Valuation Date as of which the distribution of a Participant's Vested Interest is made and shall first be utilized to the extent necessary to provide for the reinstatement of previously forfeited Account balances in accordance with paragraphs 10.1 and 10.2 and any remaining balance of such forfeitures shall be utilized to reduce Employer Matching Contributions for the portion of the Plan Year following the date on which such forfeitures arose."

    14. Paragraph 11.7 is hereby amended to read as follows:

        "11.7 Administrative Expenses. All fees or expenses charged by, or arising in connection with, the Designated Mutual Funds in which the balances in the Participants' Accounts have been invested, any fees or costs related to Participant loans or any withdrawal penalty imposed by an investment fund shall be paid from the Accounts to which such fees, expenses, costs or penalties have been charged. All other expenses incurred in the administration of the Plan, including legal and Trustee's fees, shall be paid from each Participant's Account on a pro rata basis. Notwithstanding the foregoing, the Employers may pay all or any portion of such expenses and any such payment by the Employers shall not be deemed to be Employer Contributions."

    15. Paragraph 13.2 is hereby amended by the addition of subparagraph 13.2.1 and 13.2.2 at the end thereof which shall read as follows:

        "13.2.1 Amendment Procedure. Except as hereinafter provided, each amendment shall be set forth in a written instrument and shall be authorized by a resolution of the Board of Directors. Any amendment may be made retroactively in order to obtain the initial qualification or to maintain the qualification of the Plan and Trust under the applicable provisions of the Code, ERISA, and the regulations thereunder; provided that any such amendment must have been effective for all purposes and for the entire period during which the Plan failed to be qualified. Any amendment necessary to obtain the initial qualification or to maintain the qualification of the Plan and Trust under Sections 401(a) and 501(a) of the Code may be adopted without the approval of the Board of Directors, if signed by the proper officers of the Plan Sponsor.

        13.2.2 No Reduction in Accrued Benefits. Except as permitted by regulations (including Regulations Section 1.411(d)(4), no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any 'Section 411(d)(6) protected benefit' or adds or modifies conditions relating to 'Section 411(d)(6) protected benefits' the result of which is a further restriction on which benefits unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. Section 411(d)(6) protected benefits are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit."

    16. The last two lines of subparagraph 15.1(a) are hereby amended to read as follows:

        "meaning of Section 414(c) of the Code, an 'affiliated service group' within the meaning of Section 414(m) of the Code or any other entity required to be aggregated with any Employer pursuant to the regulations issued under Code Section 414(o)."

    17. The first sentence of subparagraph 15.1(d)(1) is hereby amended to read as follows:

        "An officer of the Employer or any Affiliated Company having annual compensation greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for the calendar year containing the Determination Date."

    18. Subparagraph 15.1(1) is hereby amended to read as follows:

        "(1) 'Top-Heavy Compensation' shall mean a Participant's compensation (as defined for purposes of Section 415 of the Code and the regulations thereunder) but exclusive of any annual earnings in excess of the annual compensation limitation set forth in Code Section 401(a)(17) (or such adjusted amount as is determined by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 401(a)(17)(B) of the Code) and, in the case of a Top-Heavy Plan Year of a duration shorter than 12 months, Top-Heavy Compensation shall exclude annual earnings in excess of the amount determined by multiplying the maximum annual compensation limitation by a fraction, the numerator of which is the number of completed calendar months occurring in such short Plan Year and the denominator of which is 12."

    19. The provisions of this Third Amendment, other than paragraphs 16, 17 and 18, shall be effective as of March 1, 1995. Paragraph 18 shall be effective as of January 1, 1994, while paragraphs 16 and 17 shall be effective as of April 1, 1990.

    TO RECORD the adoption of this Third Amendment, the Company has caused its authorized officers to execute this amendment as of the 25th day of January 1995.


ATTEST:                                    ROCHESTER & PITTSBURGH COAL COMPANY


/s/ JOYCE E. MILLER                        By: /s/ GEORGE M. EVANS
- -------------------                            -------------------------------
      Secretary                            Title:  Vice President & Treasurer